UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2014

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 3, 2014, GTx, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Purchase Agreement”) with certain purchasers as identified below (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, subject to customary closing conditions, units that are immediately separable into an aggregate of 11,976,048 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 10,179,642 additional shares of Common Stock (the “Warrant Shares”), for an aggregate purchase price of $21,272,455.42, or approximately $1.77625 per unit (the “Private Placement”). The Warrants, which may only be exercised for cash, will have a per share exercise price of $1.67 and a one year term.

The Purchasers consist of J.R. Hyde, III, the chairman of the Company’s board of directors, and The Pyramid Peak Foundation. The closing of the Private Placement will occur three business days following the satisfaction or waiver of certain closing conditions specified in the Purchase Agreement, or on such other date as the Purchasers may agree upon (the “Closing Date”). The Purchase Agreement will terminate if the closing has not occurred on or prior to April 15, 2014, provided that the Purchasers may, in their sole discretion, extend such date to August 15, 2014, as provided in the Purchase Agreement.

The securities to be issued by the Company pursuant to the Purchase Agreement and upon exercise of the Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Act and by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”), and in reliance on similar exemptions under applicable state laws. Upon completion of the transaction, a Form D filing will be made in accordance with the requirements of Regulation D. No underwriting discounts or commissions or similar fees are or will be payable as a result of the offer, sale and issuance by the Company of the Securities.

In connection with the Private Placement, the Company will enter into a Registration Rights Agreement with the Purchasers at the closing of the Private Placement (the “Rights Agreement”). Pursuant to the Rights Agreement, the Company will agree to file a registration statement with the SEC covering resales of the Shares and Warrant Shares by the Purchasers no later than one hundred eighty (180) days following the Closing Date, and to use its reasonable best efforts to have such registration statement declared effective as soon as practicable. The Company will bear all expenses of such registration of the resale of the Shares and the Warrant Shares.

The foregoing descriptions of the Purchase Agreement, the Rights Agreement and the Warrants are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement (and the form of Rights Agreement and the form of Warrant attached thereto) filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.02.

Item 8.01.  Other Events.

On March 4, 2014, the Company issued a press release titled “GTx, Inc. Announces Pricing of Private Placement”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1

Purchase Agreement, dated March 3, 2014, between GTx, Inc. and each purchaser identified in Exhibit A therein, including the Form of Registration Rights Agreement, attached thereto as Exhibit B and the Form of Warrant, attached thereto as Exhibit C.

99.1	Press release, dated March 4, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, all statements relating to the anticipated closing of the Private Placement and the transactions contemplated thereby. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, whether GTx will be able to consummate the Private Placement and the satisfaction of closing conditions related to the Private Placement. There can be no assurance that GTx will be able to complete the Private Placement on the terms described herein or in a timely manner, if at all. Regardless of whether the Private Placement is consummated, GTx will continue to need additional funding and may be unable to raise capital when needed, which would force GTx to delay, reduce or eliminate its product candidate development programs and potentially cease operations. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2013 contains under the heading, “Risk Factors”, a more comprehensive description of these and other risks to which GTx is subject. GTx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: March 4, 2014	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Purchase Agreement, dated March 3, 2014, between GTx, Inc. and each purchaser identified in Exhibit A therein, including the Form of Registration Rights Agreement, attached thereto as Exhibit B and the Form of Warrant, attached thereto as Exhibit C.

99.1	Press release, dated March 4, 2014.